EX. 24.1

POWER OF ATTORNEY

Each person whose individual signature appears below hereby constitutes and appoints Jennifer O’Connor and James Scully and each of them as his or her attorney-in-fact and agent with full power to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file with the Securities and Exchange Commission the Post-Effective Amendment No. 1 to each of the following Registration Statements on Form S-8 (listed by file number), and other documents in connection therewith, as fully as such person could do in person, hereby verifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof: (i) File No. 333-167426; (ii) File No. 333-151623; (iii) File No. 333-139313; (iv) File No. 333-135390; (v) File No. 333-126142; and (vi) File No. 333-60658.

Signature	Title

/s/ Millard Drexler	Chairman of the Board and Chief Executive Officer
Millard Drexler	(Principal Executive Officer)

/s/ James Scully	Chief Administrative Officer, Chief Financial Officer
James Scully	(Principal Financial Officer; Principal Accounting Officer)

/s/ James Coulter	Director
James Coulter

/s/ Jonathan D. Sokoloff	Director
Jonathan D. Sokoloff

/s/ Carrie Wheeler	Director
Carrie Wheeler

/s/ John G. Danhakl	Director
John G. Danhakl